UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 2, 2013

NEW WESTERN ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-54343

Nevada	26-3640580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1140 Spectrum Irvine, CA 92618
(Address of Principal Executive Offices, Including Zip Code)

(949) 435-0977
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause New Western Energy Corporation’s (“NWE”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe NWE’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. NWE’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, NWE undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2013, NWE entered into and completed the acquisition of an Oil & Gas lease consisting of 80 acres adjacent to its Winchester & Thomas leases in Rogers County, Oklahoma for a purchase price of $97,500, consisting of $60,000 cash and 150,000 shares of NWE common stock. The lease known as Winchester II has 5 existing oil and gas wells and one water injection well that currently produces an average of 4 (four) barrels of oil per day (bopd). Subsequent to this strategic acquisition, Company's combined leasehold area in Oklahoma is now approximately 1,830 acres with 130 wells and 11 disposable wells.

The Winchester II lease has several drilling opportunities from multiple proven oil and gas formations with historic oil production mainly occurring in the Bartlesville and Burgess formations which are contained in this lease. Further, the water injection well on site will allow the NWE to increase pressure and thereby stimulate production, improve the reservoir recovery factor and continue to maintain improved production rate over a longer period. The additional acreage and its strategic location will let NWE control a more uniform pattern of the water flood "pressure maintenance" program it has planned for 2014 development.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K relating to the acquisition of oil and gas leases is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement the Registrant has issued 150,000 shares of its common stock to Tenoak Oil Co. LLC (“Tenoak”) the owner of the lease acquired by the Registrant.

Tenoak is a sophisticated entity who had the opportunity to review all of the Registrant’s SEC filings and to discuss with the officers and directors of the Registrant the business and financial activities of the Registrant. Tenoak has acquired its shares for investment and not with a view toward distribution. All of the stock certificates to be issued to Tenoak have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, the Registrant has issued the shares in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, thereunder.

Section 7- Regulation FD

Item 7.01 Regulation FD Disclosure

On December 4, 2013, New Western Energy Corporation (OTCBB:NWTR) issued a press release announcing that it completed the acquisition of an Oil & Gas lease consisting of 80 acres adjacent to its Winchester & Thomas leases in Rogers County, Oklahoma. The lease known as Winchester II has 5 existing oil and gas wells and one water injection well that currently produces an average of 4 (four) barrels of oil per day (bopd).

A copy of the news release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
10.1 Lease Purchase Agreement dated December 2, 2012 between the Registrant and Tenoak Oil Co., LLC.
99.1 News Release dated December 4, 2013

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

New Western Energy Corporation
Date: December 5, 2013	By:	/s/ Javan Khazali
Javan Khazali President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Lease Purchase Agreement dated December 2, 2013 between the Registrant and Tenoak Oil Co., LLC.
99.1	News Release dated December 4, 2013.